FOR IMMEDIATE RELEASE


                    KEY COMPONENTS REPORTS FOURTH QUARTER AND
                              YEAR END 2003 RESULTS


Tarrytown, N.Y. - March 17, 2004 - Key Components, LLC (CUSIP No. 9859Z US) ("Key Components", "KCLLC" or "the Company"), a leading manufacturer of custom-engineered essential componentry, today reported results for the three and twelve months ended December 31, 2003.


                                         Three Months ended December 31,                         Year ended December 31,
                               -------------------------------------------------    ------------------------------------------------
($ in thousands)                    2003          2002              Change              2003           2002           Change
-----------------------------  -------------  ------------  --------------------    ------------  -------------  -------------------

Net Sales                          $ 49,894       $43,565       $ 6,329    14.5%       $ 197,290       $187,943     $ 9,347     5.0%

Gross Profit                         15,842        15,878           (36)   -0.2%          69,411         69,981        (570)   -0.8%

Goodwill Impairment                  17,374        12,350         5,024    40.7%          17,374         12,350       5,024    40.7%

Operating (loss) Income (1)         (12,932)       (7,012)       (5,920)  -84.4%           9,066         17,455      (8,389)  -48.1%

EBITDA                              (11,760)       (5,758)       (6,002) -104.2%          13,775         22,467      (8,692)  -38.7%

Net Loss                           $(10,770)     $ (6,517)      $(4,253)  -65.3%        $ (3,430)      $ (6,631)     $3,201    48.3%

(1) Includes Goodwill Impairment Charges of approximately $17,374 for the year and three months ended December 31, 2003, and approximately $12,350 for the year and three months ended December 31, 2002.


Note: Financial results presented in this table should be read in conjuntion with the footnote text and financial table at the end of this press release.


Key Components reported revenues for the three months ended December 31, 2003 ("Quarter 2003") of approximately $49.9 million as compared to approximately $43.6 million for the three months ended December 31, 2002 ("Quarter 2002"). Gross profit for the Quarter 2003 declined by approximately $36,000, or 0.2%, to approximately $15.8 million for the Quarter 2003 from approximately $15.9 million for the Quarter 2002. SG&A expenses for the Quarter 2003 increased approximately $1.0 million, or 10.5%, from approximately $9.9 million for the Quarter 2002, to approximately $10.9 million for the Quarter 2003. EBITDA, which includes non-cash goodwill impairment charges of $17.4 million and $12.4 million for the Quarter 2003 and Quarter 2002, respectively, was approximately $(11.8) million for the Quarter 2003 as compared to approximately $(5.8) million for the Quarter 2002. Without the non-cash goodwill impairment charges, EBITDA would have been approximately $5.6 million and $6.7 million for the Quarter 2003 and Quarter 2002, respectively. The decline in gross profit and EBITDA for the Quarter 2003 resulted primarily from the decline in operating results of the Company's lock product line as well as the increase in the goodwill impairment charges related solely to the lock product line.

For the year ended December 31, 2003 ("Fiscal 2003") the Company's revenues increased by approximately $9.3 million or 5.0%, to approximately $197.3 million, from approximately $187.9 million for the twelve months ended December 31, 2002 ("Fiscal 2002"). For Fiscal 2003, gross profit decreased by approximately $570,000 or 0.8%, from approximately $70.0 million to approximately $69.4 million. EBITDA, which includes non-cash goodwill impairment charges of $17.4 million and $12.4 million for the Fiscal 2003 and Fiscal 2002, respectively, was approximately $13.8 million in Fiscal 2003 as compared to approximately $22.5 million for Fiscal 2002. Without the non-cash goodwill impairment charges, EBITDA would have been approximately $31.1 million and $34.8 million for the Fiscal 2003 and Fiscal 2002, respectively. The decline in EBITDA was driven by several factors: (i) the Company was working under an interim operating agreement with seller of the Arens Controls, LLC ("Arens") mechanical components product line until the product line was integrated into the Company's Binghamton, NY facility in November 2003, which resulted in adding cost to the Company's results in 2003, reducing the impact of the additional revenues of this product line to zero for Fiscal 2003; (ii) the decline in operating results of the Company's lock product line as well as the increase in the goodwill impairment charges related solely to the lock product line; and (iii) unfavorable product sales mix of the power conversion product line.

The Company conducts its operations through its two businesses, the manufacture and sale of electrical components and mechanical engineered components. The product offerings of the electrical components business ("EC") include specialty electrical components including, but not limited to, weather- and corrosion-resistant wiring devices and battery chargers; high-voltage utility switches, and transformer and power distribution products. The product offerings of the mechanical engineered components business ("MEC") consist primarily of medium security lock products and accessories, flexible shaft and remote valve control components, and turbocharger actuators and related components.

The Company evaluates its operating segments' performance and allocates resources among them based on profit or loss from operations before interest, taxes, depreciation and amortization ("EBITDA"). EBITDA is not based on accounting principles generally accepted in the United States of America, but is the performance measure used by Company management to analyze and monitor the Company and is commonly used by investors and financial analysts to compare and analyze companies. This measure may not be comparable to similarly titled financial measures of other companies, does not represent alternative measures of the Company's cash flows or operating income, and should not be considered in isolation or as a substitute for measures of performance presented in accordance with generally accepted accounting principles.

Key highlights from the Company's two businesses include:

EC Business

The EC business experienced an 8.0% increase in net sales from approximately $27.1 million for the Quarter 2002 to approximately $29.3 million for the Quarter 2003. Gross profit for the EC business increased by 14.5% for the Quarter 2003 as compared to the Quarter 2002. The EC business gross margin for the Quarter 2003 grew by 2.2%, resulting from higher net sales and favorable changes in product sales mix. EBITDA increased approximately $1.1 million, or 27.3%, from approximately $4.0 million for the Quarter 2002 to approximately $5.1 million for the Quarter 2003 primarily due to higher net sales and higher margins as compared to the Quarter 2002.

MEC Business

The MEC business reported net sales for the Quarter 2003 of approximately $20.6 million versus approximately $16.5 million for the Quarter 2002. The business' net sales increased as a result of new product introductions in the turbocharger components product line and the impact of the Company's acquisition of the Arens product line, which was completed in March 2003. This growth was partially offset by continued weakness in the lock product line's end markets. EBITDA, which includes non-cash goodwill impairment charges of $17.4 million and $12.4 million for the Quarter 2003 and Quarter 2002, respectively, was approximately $(16.2) million for the Quarter 2003 as compared to approximately $(9.1) million for the Quarter 2002. Without the non-cash goodwill impairment charges, EBITDA would have been approximately $1.1 million and $3.2 million for the Quarter 2003 and Quarter 2002, respectively. This decline in EBITDA for the Quarter 2003 is primarily attributable to the Company's lock product line, as well as costs incurred during the transition and integration of the Arens acquisition.

Commenting on the Company's results, Robert B. Kay, President of Key Components, said, "KCI's fourth quarter exhibited continued growth in revenues and EBITDA in the majority of our product lines. Excluding our Lock Group, which we have targeted for sale, KCI achieved revenue growth of 19.9% for the quarter and 8.4% for the full year while EBITDA increased 13.9% for the quarter and 5.9% for the full year compared with 2002. The lower rates of EBITDA growth can be attributed primarily to the fold-in costs associated with the integration of the Arens product line into our existing operations of our Flexible Shaft product line. This growth has resulted from the Company capitalizing on new product introductions combined with a rebound in customer demand in certain core markets. After working on a restructuring of our Lock product line in 2003, in early 2004 we decided that KCI's long term growth prospects will be better served through a disposition of this product line and a re-allocation of capital to KCI's remaining, higher growth businesses.

As we begin 2004, KCI is well positioned to continue its strategy of pursuing internal and external strong cash flow oriented growth opportunities. These initiatives will include targeted acquisitions of complementary business lines, a disciplined manufacturing strategy including the expansion of our low cost off shore operations and aggressive new product development."

Key Components is a leading manufacturer of custom-engineered essential componentry for application in a diverse array of end-use products. Operating through well known subsidiary companies with established brand names including Marinco, AFI, Guest Products, Turner Electric, Acme Electric, B.W. Elliott Mfg., Gits Mfg. Co., Hudson Lock and ESP Lock Products, the Company targets original equipment manufacturer ("OEM") markets where the Company believes its value-added engineering and manufacturing capabilities, along with its timely delivery, reliability, and customer service, enable it to differentiate the Company from its competitors and enhance profitability.

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's expectations and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions include, among other things, risks associated with consumer acceptance of the Company's product lines, risks associated with the introduction of new applications, the impact of competitive products and pricing, changing economic conditions, and other risk factors detailed in documents filed by the Company with the Securities and Exchange Commission. Investors are encouraged to consider the risks detailed in those filings.

Key Components is an affiliate of Kelso & Co. of New York, New York and Millbrook Capital Management, Inc. of Millbrook, New York, both investment firms specializing in acquisitions and management services.

Key Components' Q4 2003 Earnings conference call is scheduled for Thursday, March 18, 2004, 11:00AM ET. Interested parties may dial-in at (888) 276-0007 to participate, or access a recording of the call by dialing (800) 475-6701, access code 724802.

For further information, please contact:
Company:                                    Investor Relations:
Robert B. Kay                               Elisa Kletter-Ickes
President                                   Lippert/Heilshorn & Associates
                                            (212) 838-3777
Keith A. McGowan
Chief Financial Officer
(914) 332-8088

-- Financial Tables Follow --

EBITDA is not based on accounting principles generally accepted in the United States of America, however, is presented to explain the impact of certain items and to provide a measure of the Company's operating performance in a way that management believes is commonly used by investors and financial analysts to analyze and compare companies. This measure may not be comparable to similarly titled financial measures of other companies, does not represent alternative measures of the Company's cash flows or operating income, and should not be considered in isolation or as a substitute for measures of performance presented in accordance with generally accepted accounting principles. In computation of the financial maintenance covenants under the Company's credit facility, the Company adjusts EBITDA for certain changes as defined in the agreement. The reconciliation from EBITDA to Net Income is set forth below.


                        Selected Balance Sheet Highlights

($ in thousands)                     December 31, 2003        December 31, 2002
----------------                     -----------------        -----------------
Total Assets                             $ 182,079                 $192,714
Net Debt                                   130,353                  141,408
Member's Equity                             21,380                   25,044
Total Liabilities and Equity             $ 182,079                $ 192,714

Note: The Company defines Net Debt as total outstanding debt including Letters of Credit less cash.


                       Select Income Statement Highlights


                                             Three Months ended December 31,                       Year ended December 31,
                                     --------------------------------------------      --------------------------------------------
($ in thousands)                       2003         2002              Change              2003         2002            Change
---------------------------------    ---------    ---------    ------------------      ---------    ---------    ------------------
Net Sales                            $  49,894    $  43,565    $  6,329      14.5%     $ 197,290    $ 187,943    $  9,347       5.0%
Cost of Goods Sold                      34,052       27,687       6,365      23.0%       127,879      117,962       9,917       8.4%
                                     ---------    ---------    ------------------      ---------    ---------    ------------------
Gross Profit                            15,842       15,878         (36)     -0.2%        69,411       69,981        (570)     -0.8%

SG&A Expense                            10,895        9,856       1,039      10.5%        41,457       38,689       2,768       7.2%
Goodwill Impairment                     17,374       12,350       5,024      40.7%        17,374       12,350       5,024      40.7%
Other                                      505          684        (179)    -26.2%         1,514        1,487          27       1.8%

                                     ---------    ---------    ------------------      ---------    ---------    ------------------
Operating (Loss) Income              $ (12,932)   $  (7,012)   $ (5,920)     84.4%       $ 9,066    $  17,455    $ (8,389)    -48.1%
                                     =========    =========    ==================      =========    =========    ==================

EBITDA                               $ (11,760)   $  (5,758)   $ (6,002)   -104.2%      $ 13,775    $  22,467    $ (8,692)    -38.7%

Depreciation & Amortization
  Expense                                1,172        1,254         (82)     -6.5%         4,709        5,012        (303)     -6.0%
Interest Expense                         2,989        3,218        (229)     -7.1%        12,338       13,301        (963)     -7.2%

                                     ---------    ---------    ------------------      ---------    ---------    ------------------
(Loss) Income before Income
  Taxes                              $ (15,921)   $ (10,230)   $ (5,691)    -55.6%      $ (3,272)   $   4,154    $ (7,426)   -178.8%

Provision for Income Taxes              (5,151)      (3,713)     (1,438)    -38.7%           158        2,628      (2,470)    -94.0%

                                     ---------    ---------    ------------------      ---------    ---------    ------------------
(Loss) Income before Cumulative
  Adj. for Change in Accounting
  Principle                            (10,770)      (6,517)     (4,253)    -65.3%        (3,430)       1,526      (4,956)   -324.8%

Cumulative Adjustment for Change
  in Accounting Principle                  $ -          $ -         $ -       0.0%           $ -    $  (8,157)   $  8,157     100.0%
                                     ---------    ---------    ------------------      ---------    ---------    ------------------

Net Loss                             $ (10,770)   $  (6,517)   $ (4,253)    -65.3%      $ (3,430)   $  (6,631)   $  3,201      48.3%
                                     =========    =========    ==================      =========    =========    ==================